Exhibit 99.1
RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION — UNAUDITED
KEY PERFORMANCE INDICATORS

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

Full service lease
Average fleet count	111,900	117,900	112,900	119,800
End of period fleet count	111,800	116,900	111,800	116,900
Miles/unit per day change — % (a)	3.0%	(5.8)%	2.7%	(7.8)%

Commercial rental
Average fleet count	31,100	28,600	29,600	29,900
End of period fleet count	30,900	28,200	30,900	28,200
Rental utilization — power units	79.2%	70.8%	75.5%	66.6%
Rental rate change — % (b)	8.0%	(6.3)%	4.9%	(5.7)%

Used vehicle sales (UVS)
Average UVS inventory	5,100	8,300	6,100	8,800
End of period inventory count	4,700	7,800	4,700	7,800
Used vehicles sold	4,400	5,200	13,800	15,300
UVS pricing change — % (c)
Tractors	24%	(24)%	11%	(18)%
Trucks	50%	(24)%	29%	(22)%

(a)	Represents the percentage change compared to prior year period in miles driven per vehicle per workday on US lease power units.

(b)	Represents percentage change compared to prior year period in average global rental rate per day on power units (using constant currency).

(c)	Represents percentage change compared to prior year period in average sales proceeds on used vehicle sales (using constant currency).